Exhibit r

                       HSBC ABSOLUTE RETURN PORTFOLIO LLC
                                 CODE OF ETHICS

                         EFFECTIVE AS OF AUGUST 15, 2002

          HSBC Absolute Return Portfolio LLC (the "Fund") has determined to adopt this Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions that may be deemed to create a conflict of interest and to establish, reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Fund Act of 1940 (the "1940 Act").

I.       DEFINITIONS

          A. An "Access Person" means (i) any, Director, officer or Advisory Person (as defined below) of the Fund or any investment adviser thereof, or (ii) any director or officer of a principal underwriter of the Fund who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Fund for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities; or (iii) notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any Director, director officer or Advisory Person of the investment adviser who, with respect to the Fund, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendations shall be made to the Fund or who in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Fund.

          B. An "Advisory Person" means any employee of the Fund or any investment adviser thereof (or of any company in a control relationship to the Fund or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Fund or adviser who obtains information regarding the purchase or sale of securities.

          C. Access Person" and "Advisory Person" shall not include any individual who is required to file quarterly reports with any investment adviser, subadviser, administrator or principal underwriter of the Fund pursuant to a code of ethics found by the Directors to be substantially in conformity with Rule 17j-1 under the 1940 Act and accepted industry practices.

          D. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

          E. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 71940 Act.

          F. "Covered Security" means any security as defined in Section 2(a)(36) of the 1940 Act (a broad definition that includes any interest or instrument commonly known as a security), but excluding (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares of open-end registered investment companies.

          G. "Disinterested Director" means a Director who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a Director, director, officer or employee of any investment adviser of the Fund, or owner of 5% or more of the outstanding stock of any investment adviser of the Fund. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2a19-1 under the 1940 Act.

          H. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

          I. "Investment Person" means: (1) any employee of the Fund or an adviser (or of any company in a control relationship to the Fund or an adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (2) any natural person who controls the Fund or an adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

          J. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

          K. "Review Officer" is the person designated by the Fund's Board to monitor the overall compliance with the Code. In the absence of any such designation the Review Officer shall be the Treasurer of the Fund.

          L. "Preclearance Officer" is the person designated by the Fund's Board to provide preclearance of any personal security transaction as required by this Code.

          M. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a Covered Security (as defined above) or the purchase or sale of a futures contract or index on a security or option thereon.

          N. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the Government of the United States (or any short-term debt security that is a "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Board, and shares of registered open-end investment companies.

          O. "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days (i) is or has been held by the Fund, (ii) is being considered by the Fund or its investment adviser for purchase by the Fund, or (iii) any option to purchase or sell, and any security convertible into or exchangeable for, one of the foregoing.

II.      STATEMENT OF GENERAL PRINCIPLES

         The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

         Each Access Person shall

          A. at all times, place the interests of the Fund before his or her personal interests;

          B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

          C. not take any inappropriate advantage of his or her position with or on behalf of the Fund.

III.     PROHIBITIONS

         Rule 17j-1(a) of the 1940 Act makes it unlawful for any affiliated person of the Fund or principal underwriter for the Fund, or any affiliated person of an investment adviser of or principal underwriter for the Fund, in connection with the purchase and sale, directly or indirectly, by such person of a Security Held or to be Acquired by the
         Fund:

          A.   to employ any device, scheme or artifice to defraud the Fund;

          B. to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          C. to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

          D.   to engage in any manipulative practice with respect to the Fund.

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

          A.   Blackout Periods

               1. No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Fund has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn. This prohibition shall not apply to any Disinterested Director who does not know or should not have known of the pending "buy" or "sell" order.

               2. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Fund trades (or has traded) in that security.

          B.   Initial Public Offerings

          No Advisory Person or Investment Person shall acquire any security in an Initial Public Offering for his or her personal account.

          C.   Limited Offering

          With regard to a Limited Offering, each Advisory Person or Investment Person shall:

               1. obtain express prior written approval from the Preclearance Officer for any acquisition of securities in a Limited Offering (the Preclearance Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Fund, and whether such opportunity is being offered to such Advisory Person or Investment Person by virtue of his or her position with the Fund); and

               2. after authorization to acquire securities in a Limited Offering has been obtained, disclose such personal investment with respect to any subsequent consideration by the Fund (or any other investment company for which he or she acts in a capacity as an Advisory Person or Investment Person) for investment in that issuer.

               If the Fund decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person or Investment Person, that decision shall be subject to an independent review by Advisory Persons or Investment Persons with no personal interest in the issuer.

          D.   Short-Term Trading Profits

               No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Fund's Board approves otherwise, be disgorged as directed by the Fund's Board.

          E.   Gifts

               No Advisory Person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

          F.   Service as a Director or Director

               1. No Advisory Person shall serve on a board of directors or Directors of a publicly traded company without prior authorization from the Board of the Fund, based upon a determination that such board service would be consistent with the interests of the Fund and its investors.

               2. If board service of an Advisory Person is authorized by the Board of the Fund such Advisory Person shall be isolated from the investment-making decisions of the Fund with respect to the companies of which he or she is a director or Director.

          G.   Exempted Transactions

               The prohibitions of Section IV shall not apply to:

               1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               2. purchases or sales that are non-volitional on the part of the Access Person or the Fund, including mergers, recapitalizations or similar transactions;

               3. purchases which are part of an automatic dividend reinvestment plan;

               4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Fund, and (c) not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Preclearance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Fund.

V.       COMPLIANCE PROCEDURES

          A.   Preclearance

               An Access Person, (other than: 1) a Disinterested Director or,
               2) a Director who, although an "Interested Person" with respect to the Fund, is not an Advisory Person and who, at the time of any transaction neither know nor should have known that during the 15 day period immediately preceding or after the transaction by the Director: (i) such security was being purchased or sold by the Fund; or (ii) such security was being considered for purchaseor sale by the Fund) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

               1. such purchase or sale has been approved by the Preclearance Officer;

               2. the approved transaction is completed on the same day approval is received; and

               3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

                Each Access Person subject to preclearance may effect total purchases and sales of up to $25,000 of securities listed on a national securities exchange within any six month period without preclearance from the Board or the Preclearance Officer, provided that:

               (1) The six month period is a "rolling" period, the limit is applicable between any two dates which are six months apart;

               (2) Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures; and

               (3) Although preclearance is not required for personal transactions in securities which fall into this de minimis exception, these trades must still be reported on a quarterly basis pursuant to Section IV.B.2. hereunder, if such transactions are reportable.

          B.   Access Person Reporting

               To enable the Fund to determine with reasonable assurance whether the provisions of Rule 17j-1(a) and the Code are being observed by its Access Persons, the following reporting requirements apply, except as noted in Section V.B.5 below.

               1. Initial Holdings Report. Within 10 days of commencement of employment by the Fund or otherwise assuming the status of "Access Person," and annually thereafter, each Access Person shall disclose in writing, in a form acceptable to the Review Officer, all direct or indirect Beneficial Ownership interests of such Access Person in Covered Securities. Information to be reported includes:

                    a. title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership interest when the person became an Access Person;

                    b. name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

                    c.   the date the report is submitted by the Access Person.

               2. Quarterly Transaction Report. Each Access Person shall report to the Review Officer within 10 days of the end of each calendar quarter:

                    a. with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct oindirect beneficial ownership:

                        (i) the date of the transaction, the title, the
                            interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                       (ii) the nature of the transaction (i.e., purchase, sale
                            or any other type of acquisition or disposition);

                      (iii) the price of the Covered Security at which
                            the transaction was effected;

                      (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and

                      (v) the date that the report is submitted by the Access Person.

                    b. with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                        (i) the name of the broker, dealer or bank with whom the Access Person established the account;

                        (ii)  the date the account was established; and

                        (iii) the date that the report is submitted by the
                              Access Person.

               3. Annual Holdings Report. Each Access Person shall report annually, within 10 days of the close of each calendar year, the following information, which must be current as of a date no more than 30 days before the report is submitted:

                    a. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                    b. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                    c.   the date the report is submitted.

               4. Any report required to be submitted pursuant to this Section V.B may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

               5.   Exceptions from Reporting Requirements.

                    a.   A person need not submit reports pursuant to this
                         Section V.B with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control;

                    b. A director of the Fund who is not an "interested person" of the Fund (as defined in Section 2(a)(19) of the Fund Act of 1940), and who would be required to make a report solely by reason of being a director of the Fund need not make:

                        (i) an Initial Holdings Report or an Annual Holdings Report;

                        (ii) a Quarterly Transaction Report unless the director
                             knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding or after the director's transaction in a Covered Security, the Fund purchased or sold such Covered Security or the Fund considered purchasing or selling the Covered Security.

               6. Any report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

               7. Reports under the Code shall not relieve any Access Person from responsibility to report other information required to be reported by law or to comply with other applicable requirements of the Federal and State securities laws and other laws.

          C.   Notification and Monitoring

               1. Notification to Access Persons: The Review officer shall notify each Access Person that he or she is subject to this reporting requirement, of his or her classification as "Access Person", "Advisory Person" and/or "Investment Person" under the Code, and shall deliver a copy of the Code to each Access Person. The Review Officer shall annually obtain written assurances from each Access Person that he or she is aware of his or her classification and obligations under the Code and has complied with the Code and with its reporting requirements.

               2. Monitoring of Access Persons: The Review Officer shall cause a system of monitoring personal investment activity by access Persons to be designed that would identify abusive or inappropriate trading patterns or other practices of Access Persons.

                    The Review Officer shall report on such system to the Board of the Fund at the next Board meeting following its design and thereafter in connection with the annual review of the Code.

          D.   Review

               In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section IV.G above. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

          E.   Coordination with Subadvisers and Others

               The Review Officer shall on a quarterly basis request and receive from the appropriate official of each subadviser, administrator and principal underwriter of the Fund, a certificate of compliance with, and a report of any violation of, each such entity's code of ethics referred to in Section I.C. hereunder, with respect to persons who would be defined as Access Persons or Advisory Persons in the absence of that Section. The Review Officer shall follow the procedure specified in Section V.D above with respect to each violation reported under this section.

          F.   Disclosure of Personal Holdings

               All Advisory Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

          G.   Certification of Compliance

               Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to the Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

VI.      REQUIREMENTS FOR DISINTERESTED DIRECTORS

          A. Every Disinterested Director shall file with the Review Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in Sections V.B.1,2,3 above with respect to transactions (other than exempted transactions listed under Section IV.G above) in any securities in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Director, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Director, that during the 15-day period immediately preceding or after the transaction by the Director

               1.   such security was being purchased or sold by the Fund; or

               2. such security was being considered for purchase or sale by the Fund.

          B. Notwithstanding the preceding section, any Disinterested Director may, at his or her option, report the information described in Sections V.B.1,2,3 above. hereunder with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Fund in such securities.

VII.     REVIEW BY THE BOARD OF DIRECTORS

         At least annually, the Review Officer shall report to the Board regarding:

          A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

          B. Any recommended changes to the Fund's Code of Ethics or procedures; and

          C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VIII.    SANCTIONS

          A. Sanctions for Violations by Non-Director Access Persons If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors.

          B.   Sanctions for Violations by Directors.

               If the Review Officer determines that any Director has violated this Code, he or she shall so advise the President of the Fund and also a committee consisting of the Disinterested Directors (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors of the Fund, which shall impose such sanctions as it deems appropriate.

IX.      MISCELLANEOUS

          A.   Access Persons

               The Review Officer of the Fund will identify all Access Persons who are under a duty to make reports to the Fund and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under the Code shall not relieve such person of his or her obligations hereunder.

          B.   Records

               The Fund's administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3la-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange
               Commission:

               1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

               2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

               3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

               4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

          C.   Confidentiality

               All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

          D.   Interpretation of Provisions

               The Board of the Fund may from time to time adopt such interpretations of this Code as it deems appropriate.

X.       APPROVAL REQUIREMENTS

          The codes of ethics of the Fund, investment advisers and principal underwriters and any material changes to the codes must be approved, as relevant, by the Fund's Board. Each such approval must be based on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1. Before approving a code of the Fund, investment adviser or principal underwriter or any amendment thereto, the Board of Directors of the Fund must receive a certification from the relevant entity that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Fund's, investment adviser's or principal underwriter's code of ethics. Before initially retaining any investment adviser, sub-adviser or principal underwriter for the Fund, the Fund's Board of Directors must approve the code of the relevant entity (unless the entity is not required by Rule 17j-1 to adopt a code of ethics), and must approve any material change to that code within six months after the adoption of the change.

                       HSBC ABSOLUTE RETURN PORTFOLIO LLC
                                  (the "Fund")

                               TRANSACTIONS REPORT

To:  ________________________________________________, Review Officer

From: ______________________________________________
                          (Your Name)


          This Transaction Report (the "Report") is submitted pursuant to
Section V of the Code of Ethics of the above-mentioned company (the "Fund") and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by the Fund) for the calendar quarter ended
___________________________.

          Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

          For purposes of the Report, beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

                                       Nature of
                                      Transaction
                                       (Whether                                         Name of the
                                       Purchase,       Principal                      Broker, Dealer
                                    Sales, or Other    Amount of        Price At       or Bank with
                                       Types of        Securities       Which the        Whom the        Nature of
    Title of           Date of        Deposition      Acquired or      Transaction      Transaction     Ownership of
   Securities        Transaction    or Acquisition    Disposed of     Was Effected     Was Effected      Securities
-------------------------------------------------------------------------------------------------------------------


          I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS OF THE FUND, (2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF ETHICS OVER THE PAST YEAR*,
(4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR(*) REQUIRED TO BE DISCLOSED BY THE CODE OF ETHICS, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

NAME (Print)__________________________________________________

SIGNATURE _______________________________________     DATE________________

--------
(*)  OR PORTION THEREOF DURING WHICH THE CODE OF ETHICS HAS BEEN IN EFFECT.

                       HSBC ABSOLUTE RETURN PORTFOLIO LLC
                                  (the "Fund")

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by Access Person prior to any Personal trade):

Name: _________________________________________________________________

Date of proposed transaction:__________________________________________

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________


Nature of the transaction (i.e., purchase, sale):

_________________________________________________________________
_________________________________________________________________
          Are you or a member of your immediate family, an officer or director of the issuer of the securities or of any affiliate of the issuer? Yes |_| No
|_|

         If Yes, please describe:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________



Do you have any material nonpublic information concerning the issuer?

      Yes |_|No |_|

          Do you beneficially own more than 1% of the outstanding equity securities of the issuer?

      Yes |_|      No |_|

          If yes, please report the name of the issuer and the total number of shares "beneficially owned":

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________


Are you aware of any facts regarding t he proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or to be acquired by the Fund, that may be relevant to a determination of the existence of a potential conflict of interest? Yes |_| No |_|

          If yes, please describe:

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________


To the best of your knowledge and belief, the answers that you have provided above are true and correct.

                                          ______________________
                                              Signature

Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer):

I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code of Ethics, and that the conditions necessary 5 for approval of the proposed transaction have been satisfied.

I do not believe the above-described proposed transaction is consistent with the policies described in the Code of Ethics, or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:   ______________________ Signed:___________________________
                                Title:____________________________